UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 1, 2012
Date of Report (Date of earliest event reported)

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

13-4921002
Delaware	1-1204	(IRS Employer
(State of Incorporation)	(Commission File Number)	Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012, the Board of Directors of Hess Corporation (the “Company”) elected Samuel A. Nunn to serve as a director of the Company. Mr. Nunn’s initial term as a director will continue until the Company’s 2013 annual meeting of shareholders when he will be subject to election by the Company’s shareholders. The committees of the Board to which Mr. Nunn will be named have not been determined at this time.

The Board of Directors has determined that Mr. Nunn is “independent” in accordance with the rules and standards of the New York Stock Exchange. Mr. Nunn does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Nunn and any other person pursuant to which he was selected as a director.

Mr. Nunn’s compensation for service as director will be consistent with the compensation paid to other non-employee directors of the Company as described in the Company’s 2012 proxy statement, filed with the Securities and Exchange Commission on March 23, 2012. A copy of the news release announcing the election of Mr. Nunn to the Board is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	News Release dated August 2, 2012 announcing the election of Samuel A. Nunn to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2012

HESS CORPORATION
By:	/s/ John P. Rielly
	Name: Title:	John P. Rielly Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated August 2, 2012 announcing the election of Samuel A. Nunn to the Board of Directors.